 Exhibit (a)(1)(H)
U.S. OFFER TO PURCHASE FOR CASH
Any and All Outstanding Common Shares, no par value per share, held by U.S. holders
and
Any and All of the Outstanding American Depositary Shares, each of which represents one-third of one Common Share, held by all holders, wherever located,
of
BANCO ITAÚ CHILE
(formerly known as ITAÚ CORPBANCA)
at
8,500.00 Chilean Pesos Per Common Share (payable in U.S. dollars)
and
2,833.3333 Chilean Pesos Per American Depositary Share (payable in U.S. dollars)
(each representing one-third of one Common Share)
by
ITB HOLDING BRASIL PARTICIPAÇÕES LTDA.,
an indirect wholly owned subsidiary
of
ITAÚ UNIBANCO HOLDING S.A.
THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:30 P.M., NEW YORK CITY TIME, ON JULY 5, 2023, UNLESS THE U.S. OFFER IS EXTENDED.
June 6, 2023
To Our Clients:
Enclosed for your consideration are an offer to purchase, dated June 6, 2023 (as it may be amended or supplemented from time to time, the “U.S. Offer to Purchase”) and the related letter of transmittal (as it may be amended or supplemented from time to time, the “ADS Letter of Transmittal”) corresponding to the offer by ITB Holding Brasil Participações Ltda., a limited liability company organized under the laws of the Federative Republic of Brazil (“Purchaser”) and an indirect wholly owned subsidiary of Itaú Unibanco Holding S.A., a company organized under the laws of the Federative Republic of Brazil (“IUH”), is offering to purchase: (1) any and all outstanding common shares, no par value per share (the “Common Shares”) of Banco Itaú Chile (formerly known as Itaú Corpbanca), a publicly-traded special banking corporation (sociedad anónima especial bancaria) organized under the laws of the Republic of Chile (the “Company”), held by U.S. holders (within the meaning of Rule 14d-1(d) under the U.S. Securities Exchange Act of 1934, as amended, which defines a U.S. holder as “any security holder resident in the United States”); and (2) any and all outstanding American Depositary Shares (each of which represents one-third of one Common Share) (the “ADSs,” and together with the Common Shares, the “Shares”), held by holders, wherever located, in each case other than any Shares owned directly or indirectly by IUH and/or its affiliates, for 8,500.00 Chilean pesos in cash per Common Share and 2,833.3333 Chilean pesos in cash per ADS (together, the “U.S. Offer Price”), without interest and less (i) any applicable brokerage fees and commissions and (ii) applicable withholding taxes, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase and other related materials, including the form of acceptance for the Common Shares (the “Common Share Acceptance Form”), the letter of transmittal for ADSs (the “ADS Letter of Transmittal”), and the notice of “guaranteed delivery” for the ADSs (the “ADS Notice of Guaranteed Delivery”) which, together with any amendments or supplements thereto, collectively constitute the “U.S. Offer.” Purchaser is making a concurrent all cash tender offer in Chile, directed to holders of Common Shares, but not holders of ADSs (the “Chilean Offer,” and together with the U.S. Offer, the “Offers”).
The U.S. Offer Price for Shares accepted for payment pursuant to the U.S. Offer will be paid to holders of Shares in U.S. dollars, less the amount of any fees or commissions, expenses and withholding taxes that may be applicable, to such holders. All payments for Shares accepted for purchase pursuant to the Offers will be made within four Chilean business days following the announcement of the results of the Offers (the date of such payment, the “Settlement Date”). The U.S. Offer Price paid to holders of Shares will be converted into U.S. dollars based on the Observed Exchange Rate, published by the Central Bank of Chile (Banco Central de Chile) in the Official Gazette of Chile two Chilean business days immediately prior to the Settlement Date. All payments to holders of Shares tendered pursuant to the U.S. Offer will be rounded to the nearest whole U.S. cent. The U.S.$/Ch$ exchange rate as published by the Central Bank of Chile in the Official Gazette of Chile on June 2, 2023, was U.S.$1.00 = Ch$804.60.
In addition, Morrow Sodali International LLC, the information agent for the U.S. Offer (the “Information Agent”), can help answer your questions, and may be contacted toll free according to the contact information detailed at the end of this form or the back cover of the U.S. Offer to Purchase.
All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the U.S. Offer to Purchase.
We (or our nominees) are the holder of record of ADSs held by us for your account. A tender of such ADSs can be made only by us as the holder of record and pursuant to your instructions.
Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the ADSs held by us for your account, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase and in the related the ADS Letter of Transmittal.
Your attention is directed to the following:
1.
The U.S. Offer commenced on June 6, 2023 and will expire at 5:30 p.m., New York City time, on July 5, 2023 (the “Expiration Date”), unless extended or earlier terminated.

2.
The U.S. Offer is subject to the satisfaction or waiver of the conditions described in “The U.S. Offer — Section 11. Conditions to the U.S. Offer” of the U.S. Offer to Purchase.

3.
Purchaser will not pay any brokerage fees or commissions to any broker or dealer or to any other person (other than to the Dealer Manager) in connection with the solicitation of tenders of ADSs pursuant to the U.S. Offer. Brokers, dealers, commercial banks, trust companies and other intermediaries will, upon request, be reimbursed by Purchaser for customary mailing and handling expenses incurred by them in forwarding offering materials to their customers.

4.
If required by U.S. federal income tax laws, The Bank of New York Mellon (the “U.S. Tender Agent”) generally will be required to backup withhold at the applicable backup withholding rate of 24% from any payments made to certain U.S. holders of ADSs pursuant to the U.S. Offer.

5.
To validly tender ADSs, send the ADS Letter of Transmittal properly completed and duly executed bearing an original signature (with any required signature guarantees), and all other required documents (including American Depositary Receipts evidencing tendered ADSs, if applicable), to the U.S. Tender Agent at one of its addresses set forth at the end of the U.S. Offer to Purchase as soon as possible and in any event before 5:30 p.m., New York City time, on the Expiration Date, unless the U.S. Offer is extended.

a.
In order for a book-entry transfer of ADSs held through a broker or other securities intermediary to constitute a valid tender of ADSs in the U.S. Offer, the ADSs must be tendered by the holder’s securities intermediary before 5:30 p.m., New York City time, on the Expiration Date. Further, before 5:30 p.m., New York City time, on the Expiration Date, the U.S. Tender Agent must receive (i) a confirmation of a book-entry transfer of the tendered ADSs into the U.S. Tender Agent’s account at The Depository Trust Company and (ii) an Agent’s Message (as described in the U.S. Offer to Purchase) before 5:30 p.m., New York City time, on the Expiration Date.

b.
Holders of ADSs that cannot deliver such ADSs and all other required documents to the U.S. Tender Agent before 5:30 p.m., New York City time, on the Expiration Date may nevertheless tender such ADSs by executing a Notice of Guaranteed Delivery and following the guaranteed delivery procedures described in the U.S. Offer to Purchase.

6.
Under no circumstances will interest be paid on the U.S. Offer Price, regardless of any extension of the U.S. Offer or any delay in making payment for the ADSs.

7.
If you are a holder of ADSs and you tender your ADSs in the U.S. Offer, you will not bear any cancellation fees payable to the ADS Depositary. If you cancel your ADSs to tender your Common Shares into the U.S. Offer or the Chilean Offer, you will have to pay cancellation fees to the ADS Depositary.

8.
As of the date of the U.S. Offer to Purchase, the Company’s board of directors has not made any recommendation to its shareholders in connection with the U.S. Offer.

A tender of ADSs held by us (or our nominee(s)) for your account may only be made by us, as the holder of record of the ADSs, pursuant to your instructions. If you wish to have us tender any or all of ADSs held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the instruction form set forth below. If you authorize the tender of your ADSs, all such ADSs will be tendered unless otherwise specified. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the acceptance period under the U.S. Offer.
THE MATERIALS RELATING TO THE U.S. OFFER ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF THE ADSs HELD BY US (OR OUR NOMINEE(S)) FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME.
THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER ADSs HELD BY US FOR YOUR ACCOUNT. IF YOU WISH TO TENDER SUCH ADSs IN THE U.S. OFFER, YOU MUST COMPLETE, SIGN AND RETURN TO US THE INSTRUCTION FORM ATTACHED TO THIS LETTER.
The U.S. Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of ADSs in any jurisdiction in which the making of the U.S. Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.
Payment for ADSs accepted for payment pursuant to the U.S. Offer will be made only after timely receipt of the required documents by the U.S. Tender Agent in accordance with the procedures set forth in the U.S. Offer to Purchase.
You may request additional information or copies of the U.S. Offer to Purchase, ADS Letter of Transmittal, and ADS Notice of Guaranteed Delivery from the Information Agent at its address and telephone number set forth below.
The Information Agent for the U.S. Offer is:
MORROW SODALI INTERNATIONAL LLC
509 Madison Avenue New York, NY 10022
Shareholders and All Others Call:
(800) 662-5200 (Toll-Free in North America)
+1 (203) 658-9400 (outside North America)
Email: itau.itcb@morrowsodali.com

The Dealer Manager for the U.S. Offer is:
ITAU BBA USA SECURITIES, INC.
540 Madison Avenue, 23rd Floor
New York, New York 10022
United States
Attention: Adam Cherry
Phone Number: +1 (646) 421-3063
Attention: George Costa e Silva
Phone Number: +55 (11) 99542-2196
INSTRUCTION FORM WITH RESPECT TO
U.S. OFFER TO PURCHASE FOR CASH
ANY AND ALL OUTSTANDING COMMON SHARES, WITHOUT PAR VALUE,
HELD BY U.S. HOLDERS
AND
ANY AND ALL ISSUED AND OUTSTANDING AMERICAN DEPOSITARY SHARES, EACH OF WHICH REPRESENTS ONE-THIRD OF ONE COMMON SHARE, HELD BY ALL HOLDERS, WHEREVER LOCATED,
OF
BANCO ITAÚ CHILE
(formerly known as ITAÚ CORPBANCA)
FOR
8,500.00 CHILEAN PESOS PER COMMON SHARE (PAYABLE IN U.S. DOLLARS)
AND
2,833.3333 CHILEAN PESOS PER AMERICAN DEPOSITARY SHARE (PAYABLE IN U.S. DOLLARS)
BY
ITB HOLDING BRASIL PARTICIPAÇÕES LTDA.,
a limited liability company organized under the laws of the Federative Republic of Brazil, and an indirect wholly owned subsidiary of
ITAÚ UNIBANCO HOLDING S.A.
PURSUANT TO THE U.S. OFFER TO PURCHASE DATED JUNE 6, 2023
The undersigned hereby instruct(s) you to tender the number of ADSs indicated below (and if no number is indicated, all Common Shares/ADSs) held by you for the account of the undersigned in accordance with the terms and subject to the conditions set forth in the U.S. Offer to Purchase and in the ADS Letter of Transmittal.
The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein related to the U.S. Offer. The undersigned understand(s) and acknowledge(s) that all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of ADSs, including questions as to the proper completion or execution of any ADS Letter of Transmittal, will be determined by Purchaser, in its sole discretion and that Purchaser reserves the absolute right to waive any defect or irregularity in any tender of ADSs by any holder, whether or not similar defects or irregularities are waived in the case of other holders of ADSs.
For ADS
Number of ADSs to be Tendered:	SIGN HERE
ADS*	Signature(s)
Account Number:	Name(s)
Dated	Address(es)

*
Unless otherwise indicated, it will be assumed that all ADSs held for the undersigned’s account are to be tendered.

Area Code and Telephone Number
Taxpayer Identification or Social Security Number